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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             QUALSTAR CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

             California                                     95-3927330
       -----------------------                           ------------------
       (State of Incorporation                             (IRS Employer
           or Organization)                              Identification No.)

         6709 Independence Ave.
        Canoga Park, California                                91303
----------------------------------------                    ------------
(Address of Principal Executive Offices)                     (Zip Code)


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
If this form relates to the registration of a     In this form relates to the registration of a
class of securities pursuant to Section 12(b)     class of securities pursuant to Section 12(g) of
of the Exchange Act and is effective pursuant     the Exchange Act and is effective pursuant to
to General Instruction A.(c), please check the    General Instruction A.(d), please check the
following box.  [_]                               following box. [X]
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Securities Act registration statement file number to which this form relates:

333-96009
---------

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, no par value
                          --------------------------
                               (Title of Class)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The information included under the headings "Description of Capital Stock" and "Shares Eligible for Future Sale" in the preliminary prospectus of the Registrant, which forms a part of the Registration Statement on Form S-1 of Registrant, Registration No. 333-96009, as originally filed with the Securities and Exchange Commission on February 2, 2000 and as amended on March 22, 2000, respectively, filed with the Securities and Exchange Commission on March 22, 2000, is incorporated by reference herein.

Item 2.  Exhibits
         --------

         The following documents included as exhibits, as indicated, to Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-96009 filed with the Securities and Exchange Commission on March 22, 2000, are incorporated herein by reference.


EXHIBIT NO.    DESCRIPTION
-----------    -----------

    3.1 Form of Restated Articles of Incorporation to be effective upon the closing of the offering.
    3.2        Amended and Restated Bylaws of the Registrant, as in effect.
   10.1        1998 Stock Incentive Plan, as amended and restated.
   10.2        Form of Indemnification Agreement.

                                  Page 2 of 3
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         QUALSTAR CORPORATION

                                         By: /s/ William J. Gervais
                                             -------------------------------
                                             William J. Gervais
                                             President


                                         Dated:  March 23, 2000

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